Exhibit 10.5
FIRST AMENDMENT TO CREDIT AGREEMENT
          This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 12, 2008 (this “Amendment”), modifies that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, amended and restated, extended, supplemented, modified and otherwise in effect from time to time, the “Credit Agreement”), among ATHENAHEALTH, INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Lenders, the Swing Line Lender and the L/C Issuer. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.
RECITALS
          WHEREAS, the Borrower has requested that the undersigned Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement; and
          WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein;
          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
          Section 1. Amendments to Credit Agreement.
          (a) Section 7.12 (Capital Expenditures) of the Credit Agreement is hereby amended by deleting such Section 7.12 in its entirety and substituting the following in lieu thereof:
          “7.12 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year (such amount referred to in this Section 7.12 as the “Covenant Level”):

Fiscal Year	Amount
2008	$17,500,000
2009	$13,500,000
2010	$13,500,000
2011	$17,500,000
2012	$23,500,000
; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year. The carry forward for each fiscal year shall be calculated as the difference between the Covenant Level of such fiscal year and the actual amount expended without regard to any amount carried over from a previous period. Any such amount carried over will be deemed in the applicable subsequent fiscal year.”
          Section 2. Conditions Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:

          (a) Documentation. Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
          (i) fully-executed and effective Amendment by the Borrowers, the Administrative Agent and the Required Lenders;
          (ii) such additional documents, instruments and information as Administrative Agent may reasonably request to effect the transaction contemplated hereby.
     (b) No Default. On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.
     (c) Fees. The Administrative Agent, for the person entitled thereto, shall have received payment by the Borrower of any fees and expenses that are due and payable on or prior to the Effective Date.
          Section 3. Representations and Warranties; Reaffirmation of Grant. The Borrower hereby represents and warrants, on behalf of itself and its Subsidiaries, to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties of the Borrower, on behalf of itself and its Subsidiaries, set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement and all other Loan Documents are and remain legally valid, binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and (d) each of the Collateral Documents to which the Borrower is a party and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Collateral Documents. The Borrower, as a party to the Security Agreement or any of the Collateral Documents, hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.
          Section 4. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.
          Section 5. Amendment as Loan Document. This Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if the Borrower fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Amendment or if any representation or warranty made by the Borrower, on behalf of itself and its Subsidiaries, under or in connection with this Amendment shall have been untrue, false or misleading when made.
          Section 6. Costs and Expenses. The Borrower shall pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.
          Section 7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
          Section 8. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
          Section 9. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment of any rights or remedies any Lender or the Administrative Agent may have under the Credit Agreement or under any other Loan Document (except as expressly set forth herein), and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender or the Administrative Agent to execute similar or other amendments or grant any amendments under the same or similar or other circumstances in the future.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrower: ATHENAHEALTH, INC.
By:	/s/ Carl Byers
Name: Carl Byers
Title: CFO

Administrative Agent:
BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Linda Alto

Name: Linda Alto
Title: Senior Vice President
Lenders:
BANK OF AMERICA, N.A., as
a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Linda Alto
Name: Linda Alto
Title: Senior Vice President